Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-226772 on Form S-8 of our report dated December 20, 2018, relating to the financial statements of Mesa Air Group, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Mesa Air Group, Inc. for the year ended September 30, 2018.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona

December 20, 2018